Exhibit 10.2

Additional Agreement

In connection with the assignment of that certain Promissory Note, effective May 13, 2013, by Net Element International, Inc., a Delaware corporation, to T1T Lab, LLC, a Florida limited liability company, K1 Holding Limited, a company organized under the laws of the British Virgin Islands, hereby agrees that (i) T1T Lab, LLC will be liable under such promissory note and (ii) Net Element International, Inc. will no longer be liable under such promissory note.

IN WITNESS WHEREOF, the undersigned has executed this Additional Agreement effective as of the 25th day of September, 2013.

K1 HOLDING LIMITED

By:	/s/ Andreas Moustras
Name:	Andreas Moustras
Title:	Director